UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

ASTRO AEROSPACE LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W Main Street

Lewisville, TX 75057

(Address of Principal Executive Offices)

972-221-1199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2018, the registrant entered into an Asset Purchase Agreement with Confida Aerospace Ltd.

Pursuant to the Asset Purchase Agreement, the registrant shall purchase inventory, hardware designs, software designs, and a trademark all pertaining to passenger drone design and use from Confida Aerospace Ltd.

As consideration for the Asset Purchase Agreement, the registrant shall issue Confida Aerospace Ltd., 10,000 of the registrant’s preferred shares.  Each preferred share shall be convertible into 1,333 common shares and 1,333 warrants.  Each warrant shall be exercisable into one of the registrant’s common share at an exercise price of $.75.  The warrants shall have an exercise period of five years.

Additionally, the registrant agrees to assume any debts incurred by Confida Aerospace Ltd. in the last ninety (90) days relating to drone development, not to exceed $200,000.

Item 2.01 Completion of Acquisition or Disposition of Assets

See above disclosure.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.11    Asset Purchase Agreement between Confida Aerospace Ltd. and Astro Aerospace Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Astro Aerospace Ltd.

By:      /s/ Bruce Bent

Bruce Bent

Chief Executive Officer

Dated: May 14, 2018